UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
February 28, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road #521, San Mateo, California 94402-3104	94065
(Mailing Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 28, 2007, Timothy Neher, a Director and the Chief Executive Officer of Wherify Wireless, Inc. (the “Company”), was transitioned by the Board from the role of Chief Executive Officer to Chairman of the Board of Directors (the “Board”) per the terms of his contract with the Company. Also as of February 28, 2007 William B.G. Scigliano and W. Douglas Hajjar no longer hold the title of Co-Chairman of the Board, but continue to serve the Company as directors on the Board.

Senior management of the Company will retain their existing responsibilities and report to the Board. Dr. Neil Morris, a Director, has been appointed by the  Board to act as the primary liaison between the members of the Board and the senior management team of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHERIFY WIRELESS, INC.

Date: March 4, 2007	By:	/s/ Mark E. Gitter
Name: Mark E. Gitter
Title: Chief Financial Officer, Treasurer